Exhibit 7.4

Bank

COMMERCIAL PLEDGE AGREEMENT

Principal $30,000.00	Loan Date 03-17-2005	Maturity	Loan No 1100321829	Call/Coll 260/104	Account	Officer B9I	Initials
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Thomas J. Smith	Lender:	Sky Bank
	7573 Salida Road		Corporate Office
	Mentor, OH 44060		10 E. Main Street
P.O. Box 247
Salineville, OH 43945

THIS COMMERCIAL PLEDGE AGREEMENT dated March 17, 2005, is made and executed between Thomas J. Smith (“Grantor”) and SKY BANK (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means all of Grantor’s property (however owned if more than one), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

     261,186 Shares of Liberty Self-Stor, Inc. Stock, Cusip No_________.

In addition, the word “Collateral” includes all of Grantor’s property (however owned), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character, including without limitation each of the following:

      (A) All property to which Lender acquires title or documents of title.

      (B) All property assigned to Lender.

      (C) All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, time certificates of deposit, insurance policies, and all other instruments and evidences of an obligation.

      (D) All records relating to any of the property described in this Collateral section, whether in the form of a writing, microfilm, microfiche, or electronic media.

      (E) All Income and Proceeds from the Collateral as defined herein.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest. At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Lender may deliver the Collateral to Grantor or to any other owner of the Collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Lender may charge Grantor for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. If the Collateral consists of stock, bonds or other investment property for which no certificate has been issued, Grantor agrees, at Lender’s request, either to request issuance of an appropriate certificate or to give instructions on Lender’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Lender’s security interest in the Collateral.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may he received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. Lender shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Lender. Any such control agreement shall contain such authorizations as are necessary to place Lender in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Lender to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently, Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Ohio without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Ohio.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of COLUMBIANA County, State of Ohio.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Commercial Pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

Borrower. The word “Borrower” means Thomas J. Smith and includes all co-signers and co-makers signing the Note.

Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Grantor. The word “Grantor” means Thomas J. Smith.

Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money clue and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

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